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                                                                   EXHIBIT 23(e)





                      CONSENT OF GERRISH & MCCREARY, P.C.



         We consent to the references to our firm in the S-4 Registration Statement of First United Bancshares, Inc. in connection with the issuance of its common stock to acquire City Bank & Trust of Shreveport.



     Memphis, Tennessee                       GERRISH & MCCREARY, P.C.
     October 2, 1997

                                              /s/  Gerrish & McCreary, P.C.
                                              ---------------------------------